EXHIBIT TO DECEMBER 31, 2010, FORM 10-Q OF PCS EDVENTURES!.COM, INC.

Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of PCS Edventures!.com, Inc. (the “Company”) on Form 10-Q for the period ended December 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), I, Robert O. Grover, President, Chief Operating Officer, and Chief Technology Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	February 14, 2011	By:	/s/Robert O. Grover
President, Chief Operating Officer, and Chief Technology Officer (principal executive officer)

 A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnish by the Company and furnished to the Securities and Exchange Commission or its staff upon request.